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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, of our report dated February 9, 1996 incorporated by reference in OccuSystems, Inc.'s Form 10-K for the year ended December 31, 1995, our report dated September 15, 1995 included in OccuSystems, Inc.'s Form 8-K, dated January 2, 1996, and our report dated October 17, 1996 included in OccuSystems, Inc.'s Form 8-K/A, dated December 5, 1996, and to all reference to our Firm included in this registration statement.


                                                /s/ Arthur Andersen LLP

                                                Arthur Andersen LLP
Dallas, Texas
January 21, 1997